================================================================================






                             WINN-DIXIE STORES, INC.
                             (a Florida corporation)


                          8 7/8% Senior Notes Due 2008





                               PURCHASE AGREEMENT













Dated: March 22, 2001

================================================================================

                                TABLE OF CONTENTS


PURCHASE AGREEMENT...............................................................1

SECTION 1. Representations and Warranties........................................3

(a)      Representations and Warranties by the Company...........................3

(i)      Compliance with Registration Requirements...............................3

(ii)     Incorporated Documents..................................................4

(iii)    Independent Accountants.................................................4

(iv)     Financial Statements....................................................4

(v)      No Material Adverse Change in Business..................................5

(vi)     Good Standing of the Company............................................5

(vii)    Good Standing of Subsidiaries...........................................5

(viii)   Capitalization..........................................................6

(ix)     Authorization of Agreement..............................................6

(x)      Authorization of the Indenture..........................................6

(xi)     Authorization of the Securities and the Guarantees......................7

(xii)    Authorization of New Credit Facility....................................7

(xiii)   Description of the Securities and the Indenture.........................7

(xiv)    Absence of Defaults and Conflicts.......................................7

(xv)     Absence of Labor Dispute................................................8



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
(xvi)    Absence of Proceedings...................................................8

(xvii)   Accuracy of Exhibits.....................................................8

(xviii)  Possession of Intellectual Property......................................9

(xix)    Absence of Further Requirements..........................................9

(xx)     Possession of Licenses and Permits.......................................9

(xxi)    Title to Property.......................................................10

(xxii)   Investment Company Act..................................................10

(xxiii)  Environmental Laws......................................................10

(xxiv)   Restructuring Plan......................................................11

(xxv)    Tax Returns.............................................................11

(xxvi)   Insurance...............................................................11

(xxvii)  Solvency................................................................11

(xxviii) Related Party Transactions..............................................11

(xxix)   Accounting Controls.....................................................11

(xxx)    Stabilization or Manipulation...........................................12

(b)      Officer's Certificates..................................................12

SECTION 2. Sale and Delivery to Underwriters; Closing............................12

(a)      Securities and Guarantees...............................................12

(b)      Payment.................................................................12

(c)      Registration............................................................13

(d)      Appointment of Qualified Independent Underwriter........................13

SECTION 3. Covenants of the Company and the Guarantors...........................13

(a)      Compliance with Securities Regulations and Commission Requests..........13

(b)      Filing of Amendments....................................................14

(c)      Delivery of Registration Statements.....................................14

(d)      Delivery of Prospectuses................................................14




                                       ii

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
(e)      Continued Compliance with Securities Laws..............................14

(f)      Blue Sky Qualifications................................................15

(g)      Rule 158...............................................................15

(h)      Use of Proceeds........................................................15

(i)      Restriction on Sale of Securities......................................15

(j)      Reporting Requirements.................................................16

(k)      Rating of Securities...................................................16

(l)      DTC Clearance..........................................................16

SECTION 4. Payment of Expenses..................................................16

(a)      Expenses...............................................................16

(b)      Termination of Agreement...............................................16

SECTION 5. Conditions of Underwriters' Obligations..............................16

(a)      Effectiveness of Registration Statement................................17

(b)      Opinion of Counsel for Company.........................................17

(c)      Opinion of Counsel for Underwriters....................................17

(d)      Officers' Certificate..................................................17

(e)      Accountant's Comfort Letter............................................18

(f)      Bring-down Comfort Letter..............................................18

(g)      Maintenance of Rating..................................................18

(h)      New Credit Facility....................................................18

(i)      Additional Documents...................................................18

(j)      Termination Agreement..................................................19



                                      iii


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
SECTION 6. Indemnification......................................................19

(a)      Indemnification of Underwriters........................................19

(b)      Indemnification of Company, Guarantors, Directors and Officers.........20

(c)      Actions against Parties; Notification..................................21

(d)      Settlement without Consent if Failure to Reimburse.....................21

SECTION 7. Contribution.........................................................22

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.......23

SECTION 9. Termination of Agreement.............................................23

(a)      Termination; General...................................................23

(b)      Liabilities............................................................24

SECTION 10. Default by One or More of the Underwriters..........................24

SECTION 11. Notices.............................................................25

SECTION 12. Parties.............................................................25

SECTION 13. Governing Law and Time..............................................25

SECTION 14. Effect of Headings..................................................25

SCHEDULES

     Schedule A -  List of Underwriters.........................................Sch A-1
     Schedule B -  Pricing Information..........................................Sch B-1
     Schedule C -  List of Guarantors...........................................Sch C-1
     Schedule D -  List of Subsidiaries.........................................Sch D-1

EXHIBITS

     Exhibit A-1 - Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.........A-1
     Exhibit A-2 - Form of Opinion of E. Ellis Zahra, Jr. ..........................A-2



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




                             WINN-DIXIE STORES, INC.
                             (a Florida corporation)

                                  $300,000,000

                          8 7/8% Senior Notes due 2008


                               PURCHASE AGREEMENT

                                                                  March 22, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
First Union Securities, Inc.
BMO Nesbitt Burns Corp.
CIBC World Markets Corp.
Credit Lyonnais Securities (USA) Inc.
Fleet Securities, Inc.
SunTrust Equitable Securities Corp.

  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), and each of the Guarantors listed on Schedule B hereto (the "Guarantors"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, First Union Securities, Inc. ("First Union"), BMO Nesbitt Burns Corp., Fleet Securities, Inc., SunTrust Equitable Securities Corp. and CIBC World Markets Corp. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of

$300,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2008 (the "Securities") and (ii) the issue and sale by the Guarantors and the purchase by the Underwriters, acting severally and not jointly, of the senior guarantees (the "Guarantees") of the Company's obligations under the Securities. The Securities and the Guarantees are to be issued pursuant to an indenture dated as of December 26, 2000 (the "Base Indenture") between the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, to be dated as of March 29, 2001, among the Company, the Guarantors and the Trustee (the "First Supplemental Indenture"), establishing the form and terms of the Securities (collectively with the Base Indenture, the "Indenture").

The Company understands that the Underwriters propose to make a public offering of the Securities and the Guarantees as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-52874) covering the registration of the Securities and the Guarantees under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a final prospectus and final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the rules and regulations of the Commission or (ii) if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, prepare and file a term sheet or abbreviated term sheet (the "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The aforementioned registration statement (as amended from time to time and including the registration statement on Form S-3 (No. 333-50496) the Securities under which are included in the combined prospectus pursuant to Rule 429 of the 1933 Act Regulations), including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein, including the information, if any, deemed to be a part thereof pursuant to Rule 430A of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434 of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement;" and the final prospectus and the final prospectus supplement relating to the offering of the Securities and the Guarantees, in the form furnished to the Underwriters by the Company for use in connection with the offering of the Securities and the Guarantees, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to the "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable Term Sheet in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus and any amendment or supplement thereto that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after the effectiveness of the Registration Statement and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         Simultaneously with the closing of the issuance of the Securities and Guarantees, the Company will enter into a new $800 million Senior Secured Credit Facility with First Union and Merrill Lynch as Joint Lead Arrangers in the form previously delivered to the Underwriters and substantially as described in the Prospectus (the "New Credit Facility").

         SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The

Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). All of the Guarantors are registrants under the Registration Statement.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial

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position of the Company and its consolidated Subsidiaries at the dates indicated
and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The adjusted financial information included in the Registration Statement and the Prospectus present fairly the information included therein, have been properly compiled on the bases described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no historical or pro forma financial statements which are required by the 1933 Act, the 1933 Act Regulations and Regulation S-X to be included in the Registration Statement and the Prospectus which are not included as required.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the common stock, par value 1.00 per share, of the Company (the "Common Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than the pledge of shares of common stock of the Guarantors under the New Credit Facility; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All of the Subsidiaries of the Company are listed on Schedule D hereto. The Subsidiaries of the Company which are not Guarantors collectively represented less than 10% of the Company's consolidated revenue, net income and assets as of or for the period ending January 10, 2001.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's financial statements incorporated by reference in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Company's financial statements or pursuant to the exercise of convertible securities or options referred to in the Company's financial statements). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(x) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and is duly qualified under the 1939 Act and constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Securities and the Guarantees. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Guarantees have been duly authorized by the Guarantors and, when executed and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Authorization of New Credit Facility. The New Credit Facility has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii) Description of the Securities, the Guarantees, the Indenture and the New Credit Facility. The Securities, the Guarantees, the Indenture and the New Credit Facility will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the New Credit Facility, the Securities, the Guarantees and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Guarantors in connection with the consummation of the transactions contemplated herein and in the

Registration Statement and the Prospectus (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Guarantors with their respective obligations hereunder and under the Indenture, the Securities and the Guarantees have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances contemplated by the New Credit Facility or that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company and the Guarantors, is imminent, and the Company and the Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Guarantor, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its Subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantors of their obligations hereunder or under the Indenture, Securities or the Guarantees; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any of the Guarantors of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Guarantees hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance by the Company or any of the Guarantors of this Agreement, the Indenture, the New Credit Facility, the Securities, the Guarantees or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Subsidiaries in connection with the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Prospectus under the caption "Use of Proceeds"), except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws.

(xx) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or contemplated by the New Credit Facility or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxii) Investment Company Act. The Company and each of the Guarantors is not, and upon the issuance and sale of the Securities and the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(xxiii) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv) Restructuring Plan. The description of the Company's restructuring program in the Prospectus is a fair and accurate summary. The assumptions underlying the restructuring program calculations in the Prospectus are based on current and reasonable assumptions derived from the Company's financial records and other Company financial information.

(xxv) Tax Returns. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvi) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

(xxvii) Solvency. The Company and each of the Guarantors are, and immediately after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and each Guarantor, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Company or such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, (B) the present fair salable value of the assets of the Company or such Guarantor is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor on its debts as they become absolute and mature,
(C) the Company or such Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company or such Guarantor does not have unreasonably small capital.

(xxviii) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Guarantors or any affiliate of the Company or any Guarantor, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

(xxix) Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx) Stabilization or Manipulation. Neither the Company nor any Guarantor nor any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any Guarantor in order to facilitate the sale or resale of the Securities or the guarantees. The Company and the Guarantors have not distributed and prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Securities and the Guarantees other than the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Representatives.

(b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or any of the Subsidiaries to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities and Guarantees. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities (including the Guarantees) set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities (including the Guarantees) which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities and the Guarantees shall be made at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10024, or at such other place as shall be agreed upon by the Representatives, the Company and the Guarantors, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Guarantors (such time and date of payment and delivery being herein called "Closing Time").

Payment shall be made to the Company and the Guarantors by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities and the Guarantees to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities and the Guarantees which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities and the Guarantees to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Registration. Certificates for the Securities (including the Guarantees) shall be initially issued in the form of a global security registered in the name of Cede & Co. as a nominee of the Depository Trust Company ("DTC"). The Securities (including the Guarantees) will be made available for examination by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

(d) Appointment of Qualified Independent Underwriter. The Company and the Guarantors hereby confirm their engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company and the Guarantors to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") with respect to the offering and sale of the Securities and the Guarantees. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

SECTION 3. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 415, Rule 430A and/or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities and the Guarantees for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus. The Company and the

Guarantors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company and the Guarantors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company and the Guarantors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company and the Guarantors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Guarantors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Guarantors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company and the Guarantors will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities and the Guarantees as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities and the Guarantees, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company and the Guarantors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company and the Guarantors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as foreign corporations or as dealers in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Securities and the Guarantees have been so qualified, the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company and the Guarantors will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities and the Guarantees for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Company and the Guarantors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities and the Guarantees in the manner specified in the Prospectus under "Use of Proceeds".

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company and the Guarantors will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or guarantees of debt securities of the Company or any Guarantor, provided that this restriction shall not be deemed to limit borrowings or guarantees under the New Credit Facility or pursuant to capital or operating leases or purchase money obligations.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Rating of Securities. The Company and the Guarantors shall take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities and the Guarantees.

(l) DTC Clearance. The Company and the Guarantors will use all reasonable efforts in cooperation with the Underwriters to permit the Securities and the Guarantees to be eligible for clearance and settlement through DTC.

SECTION 4. Payment of Expenses. (a) Expenses. The Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities and the Guarantees, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Guarantees to the Underwriters, (iv) the fees and disbursements of the Company's and the Guarantors' counsel, accountants and other advisors, (v) the qualification of the Securities and the Guarantees under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any blue sky survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees and (ix) any fees payable in connection with the rating of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (ii) hereof, the Company and the Guarantors, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in
Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become and remains effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company and the Guarantors have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of each of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company and the Guarantors, and E. Ellis Zahra, Jr., Senior Vice President and General Counsel of the Company, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibits A-1 and A-2, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i) through (v), inclusive, and
(vii) through (ix), inclusive, and the third from last paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantors and their Subsidiaries and certificates of public officials.

(d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, and equivalent officials of each Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are pending or are contemplated by the Commission.

(e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Maintenance of Rating. At Closing Time, the Securities (and the Guarantees) shall be rated at least Ba2 by Moody's Investor's Service Inc. and BB+ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company and the Guarantors shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities and the Guarantees have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities and the Guarantees or any of the Company's and the Guarantors' other debt securities or debt instruments by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities and the Guarantees or any of the Company's and the Guarantors' other debt securities or debt instruments.

(h) New Credit Facility. At the Closing Time and upon consummation of the transactions contemplated hereby, (i) the Company and the Guarantors shall have duly authorized, executed and delivered the New Credit Facility, (ii) the New Credit Facility shall constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, (iii) no default shall have occurred or be continuing under the New Credit Facility, (iv) the Company shall have borrowed at least $400 million under the New Credit Facility as described under "Use of Proceeds" in the Prospectus and (v) the Company and the Guarantors shall have received all consents necessary to the issuance and sale of the Securities and the Guarantees and the consummation of the transactions contemplated hereby, in each case in a form and substance satisfactory to the Representatives and counsel for the Underwriters.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and the Guarantees as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. (1) The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that as to any preliminary prospectus this indemnity agreement shall not inure to the benefit of the Underwriters or any person controlling the Underwriters on account of any loss, claim, damage, liability or action based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus arising from the sale of Securities and Guarantees to any person by the Underwriters if the Underwriters failed to send or give a copy of the Prospectus (as amended or supplemented) to that person and the untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in said amended or supplemented Prospectus and the delivery thereof was required by law and would have constituted a complete defense to the claim of that person in respect of such untrue statement or alleged untrue statement or such omission or alleged omission, unless such failure resulted from non-compliance by the Company or the Guarantors with Section 3(a) or (b) of this Agreement. For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated by reference therein, and the Underwriters shall not be obligated to send or give any supplement or amendment to any document incorporated by reference in (x) a preliminary prospectus or supplement thereto or (y) the Prospectus to any person.

(2) In addition to and without limitation of the Company's and the Guarantors' obligation to indemnify Merrill Lynch as an Underwriter, the Company and each of the Guarantors, jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, from and against (i) any and all loss, liability, claim, damage and expense to the same extent and in the same manner as provided with respect to Merrill Lynch as an Underwriter under Section 6(a)(1), and (ii) any and all loss, liability, claim, damage and expense, whatsoever, as otherwise incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of NASD in connection with the offering of the Securities, except, solely with respect to this clause (ii), any loss, liability, claim, damage or expense resulting from the Independent Underwriter's willful misconduct or gross negligence.

(b) Indemnification of Company, Guarantors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Guarantors, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Guarantors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities and the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities and the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities (including the Guarantees) as set forth on such cover.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities (including the Guarantees) underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each Guarantor, each officer of the Company and each Guarantor who signed the Registration Statement, and each person, if any, who controls the Company and each Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each Guarantor. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities (including the Guarantees) set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Guarantor, and shall survive delivery of the Securities (including the Guarantees) to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there shall have occurred a downgrading in the rating assigned to the Securities or the Guarantees or any of the Company's or any Guarantors' other debt securities or debt instruments by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Securities, the Guarantees or any of the Company's or Guarantors' other debt securities or debt instruments, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities (including the Guarantees) which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities (including the Guarantees) to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities (including the Guarantees) to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Barry Price, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company or the Guarantors shall be directed to them at 5050 Edgewood Court, Jacksonville, Florida 32254-3699, attention of E. Ellis Zahra, Jr., Esq., with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 50 N. Laura Street, Suite 2700, Jacksonville, Florida 32202, attention of Kenneth M. Kirschner.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities and Guarantees from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

In all dealings with the Company and each of the Guarantors under this Agreement, Merrill Lynch shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by Merrill Lynch will be binding upon all the Underwriters.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

                                     Very truly yours,

                                     WINN-DIXIE STORES, INC.


                                     By:  _________________________
                                          Name:
                                          Title:


                                     ASTOR PRODUCTS, INC.
                                     CRACKIN' GOOD, INC.
                                     DEEP SOUTH PRODUCTS, INC.
                                     DIXIE PACKERS, INC.
                                     MONTEREY CANNING CO.
                                     WINN-DIXIE CHARLOTTE, INC.
                                     WINN-DIXIE LOGISTICS, INC.
                                     WINN-DIXIE LOUISIANA, INC.
                                     WINN-DIXIE MONTGOMERY, INC.
                                     WINN-DIXIE PROCUREMENT, INC.
                                     WINN-DIXIE RALEIGH, INC.


                                     By:  _________________________
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
FIRST UNION SECURITIES, INC.
BMO NESBITT BURNS CORP.
CIBC WORLD MARKETS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
FLEET SECURITIES, INC.
SUNTRUST EQUITABLE SECURITIES CORP.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED


By:  __________________________________________
     Authorized Signatory


For themselves and as Representatives of the other Underwriters, if any, named in Schedule A hereto.

                                   SCHEDULE A



                                                                                                  Principal
                                                                                                  Amount of
         Name of Underwriter                                                                      Securities
         -------------------                                                                     ------------
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated...................................................................            $124,500,000
First Union Securities, Inc..........................................................             124,500,000
Fleet Securities, Inc................................................................              15,000,000
BMO Nesbitt Burns Corp...............................................................               9,000,000
CIBC World Markets Corp..............................................................               9,000,000
Credit Lyonnais Securities (USA) Inc.................................................               9,000,000
SunTrust Equitable Securities Corp...................................................               9,000,000
                                                                                                 ------------
Total................................................................................            $300,000,000
                                                                                                 ============

                                   SCHEDULE B

                             WINN-DIXIE STORES, INC.

                                  $300,000,000

                          8 7/8% Senior Notes Due 2008



1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the Securities shall be 97.75% of the principal amount thereof.

3. The interest rate on the Securities shall be 8 7/8% per annum.

4. After April 1, 2005, the Company may redeem all or a portion of the Securities, on not less than 30 or more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning April 1 of the years indicated below:

          Year               Redemption Price
          ----               ----------------
          2005                   104.438%

          2006                   102.219%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date.

5. At any time prior to April 1, 2004, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.875% of the aggregate principal amount of the securities redeemed, plus accrued and unpaid interest, if any, to redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the initial aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption.

                                   SCHEDULE C

                               List of Guarantors


Guarantor                                       State of Incorporation
Astor Products, Inc.                            Florida
Crackin' Good, Inc.                             Florida
Deep South Products, Inc.                       Florida
Dixie Packers, Inc.                             Florida
Monterey Canning Co.                            California
Winn-Dixie Charlotte, Inc.                      Florida
Winn-Dixie Logistics, Inc.                      Florida
Winn-Dixie Louisiana, Inc.                      Florida
Winn-Dixie Montgomery, Inc.                     Florida
Winn-Dixie Procurement, Inc.                    Florida
Winn-Dixie Raleigh, Inc.                        Florida

                                   SCHEDULE D

                              List of Subsidiaries


Astor Products, Inc.
Crackin' Good, Inc.
Deep South Distributors, Inc.
Deep South Products, Inc.
Dixie Darling Bakers, Inc.
Dixie-Home Stores, Inc.
Dixie Packers, Inc.
Economy Wholesale Distributors, Inc.
Foodway Stores, Inc.
Kwik Chek Supermarkets, Inc.
Kwik Chek Supermarkets of Illinois, Inc.
Kwik Chek Supermarkets of West Virginia, Inc.
Monterey Canning Co.
Save Rite Grocery Warehouse, Inc.
Sunbelt Products, Inc.
Superior Food Company
Table Supply Food Stores Co., Inc.
W-D (Bahamas) Limited
  Bahamas Supermarkets Limited
    The City Meat Markets Limited
W-D Brand Prestige Steaks, Inc.
Winn-Dixie Charlotte, Inc.
Winn-Dixie Handyman, Inc.
Winn-Dixie Logistics, Inc.
Winn-Dixie Louisiana, Inc.
Winn-Dixie Montgomery, Inc.
Winn-Dixie Procurement, Inc.
Winn-Dixie Raleigh, Inc.
Winn-Dixie Supermarkets, Inc.
Winn-Dixie Supermarkets of Illinois, Inc.
Winn-Dixie Supermarkets of West Virginia, Inc.

                                                                     Exhibit A-1


            FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)




                                                                  March 29, 2001



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
FIRST UNION SECURITIES, INC.
BMO NESBITT BURNS CORP.
CIBC WORLD MARKETS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
FLEET SECURITIES, INC.
SUNTRUST EQUITABLE SECURITIES, INC.
c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

                  Re:   Winn-Dixie Stores, Inc.
                        8 7/8% Notes due 2008

Ladies and Gentlemen:

         We have acted as counsel for Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), in connection with the Purchase Agreement, dated March 22, 2001 (the "Purchase Agreement"), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union Securities, Inc., BMO Nesbitt Burns Corp., CIBC World Markets Corp., Credit Lyonnais Securities (USA), Inc., Fleet Securities, Inc. and SunTrust Equitable Securities, Inc. as representatives of the several underwriters (collectively, the "Underwriters"), relating to the issuance and sale by the Company to the Underwriters upon the terms and subject to the conditions set forth in the Purchase Agreement of $300,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2008 (the "Notes"), to be issued pursuant to an indenture dated as of December 26, 2001, as supplemented by the supplemental indenture dated as of March 29, 2001 between the Company, the Guarantors and Wilmington Trust Company, as Trustee (as supplemented, the "Indenture"). Terms used in this opinion letter which are not defined herein but which are defined, either directly or by cross-reference, in the

Purchase Agreement are used herein with the respective meanings assigned to such terms in the Purchase Agreement.

         In connection with the preparation of this letter, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such instruments, certificates and documents and have reviewed such questions of laws as we have deemed necessary or appropriate for the purposes of the opinion rendered below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies. As to any facts material to our opinion we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.

         Upon the basis of such examination and review, we advise you that, in our opinion:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida;

     (ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

     (iii) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

     (iv) The Notes have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact we have not determined by an inspection of the Notes), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

     (v) The Guarantees have been duly authorized by each of the Guarantors and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact we have not determined by an inspection of the Notes), the Guarantees have been duly executed, issued and delivered by each of the Guarantors and constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

     (vi) The Indenture has been duly qualified under the 1939 Act;

     (vii) The Notes, the Guarantees, the Indenture and the New Credit Facility conform in all material respects to the descriptions thereof contained in the Prospectus;

     (viii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the best of our knowledge, threatened by the Commission;

     (ix) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1, as to which we do not express an opinion) each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations;

     (x) Neither the Company nor any of the Guarantors is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act, both before and after giving effect to the use of proceeds of the offering of the Notes and Guarantees; and

     (xi) Subject to the limitations and qualifications stated therein, the statements in the Prospectus under the heading "United States Federal Tax Consequences" fairly summarize the provisions of the United States tax laws therein described.

         We are not passing upon, and do not assume any responsibility for, the accuracy, completeness or correctness of the statements by the Company included in the Registration Statement and the Prospectus. In the course or the preparation of the Registration Statement and the Prospectus, we had conferences with certain of the officers and employees of the Company and with the independent auditors for the Company and reviewed certain corporate records, documents and proceedings. Based upon our examination of the Registration Statement and the above described procedures, we have no reason to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus Supplement or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no view as to the financial statements and other financial data included therein.

         In rendering the opinions expressed in clause (v) above, we have relied, without independent investigation, upon the representation by the Company contained in subsection (xxvii) of Section 1(a) of the Purchase Agreement.

         The opinions expressed herein are limited to the corporation laws of the States of California, Florida and New York and United States Federal laws. We are furnishing this opinion to you, as Underwriters, solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.




                                           Very truly yours,

                                                                     Exhibit A-2


                     FORM OF OPINION OF E. ELLIS ZAHRA, JR.
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)




                                               March 29, 2001



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
FIRST UNION SECURITIES, INC.
BMO NESBITT BURNS CORP.
CIBC WORLD MARKETS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
FLEET SECURITIES, INC.
SUNTRUST EQUITABLE SECURITIES, INC.
c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

                 Re:      Winn-Dixie Stores, Inc.
                          8 7/8% Senior Notes due 2008
                          ----------------------------
Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), and have acted as such in connection with the Purchase Agreement, dated March 22, 2001 (the "Purchase Agreement"), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union Securities, Inc., BMO Nesbitt Burns Corp., CIBC World Markets Corp., Credit Lyonnais Securities (USA), Inc., Fleet Securities, Inc. and SunTrust Equitable Securities, Inc. as representatives of the several underwriters (collectively, the "Underwriters"), relating to the issuance and sale by the Company to the Underwriters upon the terms and subject to the conditions set forth in the Purchase Agreement of $300,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2008 (the "Notes"), to be issued pursuant to an indenture dated as of December 26, 2001, as supplemented by the supplemental indenture dated as of March 29, 2001 between the Company, the Guarantors and Wilmington Trust Company, as Trustee (as supplemented, the "Indenture"). Terms used in this opinion letter which are not defined herein but which are defined, either directly or by cross-reference, in the Purchase Agreement are used herein with the respective meanings assigned to such terms in the Purchase Agreement.

         In connection with the preparation of this letter, I have examined originals (or copies certified or otherwise identified to my satisfaction) of such instruments, certificates and documents and have reviewed such questions of laws as I have deemed necessary or appropriate for the purposes of the opinion rendered below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to the authentic original documents of all documents submitted to me as copies. As to any facts material to my opinion I have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.

         Upon the basis of such examination and review, I advise you that, in my opinion:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida;

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement;

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

     (iv) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

     (v) Each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus (and, with respect to the Guarantors, to enter into and perform their obligations under the Purchase Agreement) and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through Guarantors, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Guarantor was issued in violation of the preemptive or similar rights of any securityholder of such Guarantor;

     (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

     (vii) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

     (viii) The Notes have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact I have not determined by an inspection of the Notes), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

     (ix) The Guarantees have been duly authorized by each of the Guarantors and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact I have not determined by an inspection of the Notes), the Guarantees have been duly executed, issued and delivered by each of the Guarantors and constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

     (x) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration

Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the best of my knowledge, threatened by the Commission;

     (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I do not express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

     (xii) The information in the Prospectus under "Business--Litigation", "Description of the Notes," "Description of Other Indebtedness" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws, legal proceedings, legal conclusions or documents, has been reviewed by me and is correct in all material respects;

     (xiii) The New Credit Facility has been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto and (assuming the due authorization, execution and delivery thereof by the lenders thereunder) constitutes a valid and binding agreement of the Company and each of the Guarantors party thereto, enforceable against the Company and each of such Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), it being understood that I express no opinion with respect to the creation, priority or perfection of any liens on security interests securing the New Credit Facility;

     (xiv) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Guarantor is a party, or to which the property of the Company or any Guarantor is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder;

     (xv) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required;

     (xvi) All descriptions in the Registration Statement of contracts and other documents to which the Company or the Guarantors are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

     (xvii) To the best of my knowledge, neither the Company nor any Guarantor is in violation of its charter or by-laws and no default by the Company or any Guarantor exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

     (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1939 Act and the regulations thereunder, which have been obtained, or as may be required under the blue sky laws of the various states, as to which I do not express an opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement by the Company or the Guarantors or the due execution, delivery or performance of the Indenture by the Company and the Guarantors or for the offering, issuance, sale or delivery of the Notes and the Guarantees; and

     (xix) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Notes, the Guarantees and the New Credit Facility and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and Prospectus (including the issuance and sale of the Notes and the Guarantees and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Notes, the Guarantees and the New Credit Facility do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances contemplated by the New Credit Facility or that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Guarantor, or to my knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Guarantor or any of their respective properties, assets or operations.

         Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which I make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering the opinions expressed in clause (ix) above, I have relied, without independent investigation, upon the representation by the Company contained in subsection (xxvii) of Section 1(a) of the Purchase Agreement.

         The opinions expressed herein are limited to the corporation laws of the States of Florida and New York and United States Federal laws, except for the matters stated in clauses (v), (ix) and (xix) above, which are not subject to such limitations. I am furnishing this opinion to you, as Underwriters, solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                  Very truly yours,



                                  E. Ellis Zahra

                                  Senior Vice President and General Counsel